UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On April 27, 2017, United Community Financial Corp. (“UCFC”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 8, 2017, the voting record date, there were 49,697,647 UCFC shares outstanding and entitled to vote. At the Annual Meeting, 38,362,912, or 77.19%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b) (i) The following directors were elected at the Annual Meeting for a three year term to expire at the 2019 Annual Meeting of Shareholders based on the following vote:

	Number of Votes Cast:
	For	Withheld	Broker Non-Votes
Richard J. Schiraldi	27,572,557	1,111,209	9,679,146
Gary M. Small	27,730,922	952,844	9,679,146

Ellen J. Tressel	27,653,216	1,030,550	9,679,146

Other directors whose term of office continued after the Annual Meeting:

Marty E. Adams

Zahid Afzal

Louis M. Altman

Patrick W. Bevack

Lee Burdman

Scott N. Crewson

Scott D. Hunter

(ii) With respect to the advisory vote to approve the compensation of UCFC’s named executive officers as disclosed in the proxy statement, the compensation was approved based on the following:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
27,138,925	869,235	675,606	9,679,146

(iii) The selection of Crowe Horwath LLP as the independent registered public accounting firm of UCFC for the current fiscal year was approved based on the following:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
37,557,148	748,593	57,171	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, Executive Vice President, General Counsel & Secretary

Date: May 4, 2017